Exhibit 4.2

Execution Version

Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

This Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement (this “Fifth Amendment”), dated as of September 1, 2023 (the “Fifth Amendment Effective Date”), is among Permian Resources Operating, LLC, a Delaware limited liability company formerly known as Centennial Resource Production, LLC (the “Borrower”); each of the other undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto (including the New Lenders); and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, any Parent from time to time party thereto, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has informed the Administrative Agent and the Lenders that Permian Resources Corporation, the Borrower and certain other subsidiaries of Permian Resources Corporation have entered into that certain Agreement and Plan of Merger dated as of August 21, 2023 (as executed, without giving effect to any subsequent amendment or modification thereto except to the extent approved by the Administrative Agent (with such approval not to be unreasonably withheld, conditioned, or delayed), the “Earthstone Merger Agreement”), with Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC (“Earthstone OpCo”). Pursuant to the Earthstone Merger Agreement, Earthstone OpCo will merge with and into the Borrower, with the Borrower resulting as the surviving company (the “Earthstone Merger”).

C. As a result of the Earthstone Merger, the Credit Parties (including the New Obligated Parties, as defined below) will own all of the Oil and Gas Properties of Earthstone OpCo and its subsidiaries as set forth in the Specified Reserve Report (as defined below).

D. In connection with this Fifth Amendment, each of the entities set forth on Annex A hereto (each, a “New Obligated Party” and collectively, the “New Obligated Parties”), will be added as a “Guarantor” under the Credit Agreement and will become a party to (by joinder or otherwise) the Guaranty Agreement and certain Security Instruments on the Earthstone Merger Effective Date (defined below).

E. The Borrower has advised the Administrative Agent and the Lenders that the Earthstone Merger may not be permitted under Section 9.11 of the Credit Agreement.

F. In connection with the consummation of the Earthstone Merger, the Borrower has requested that the Lenders consent to the Earthstone Merger.

G. In connection with the Earthstone Merger, the Borrower has further requested that each of Royal Bank of Canada, Barclays Bank PLC and BOKF, NA, dba Bank of Texas (collectively, the “New Lenders” and each a “New Lender”) become a Lender under the Credit Agreement as of the Fifth Amendment Effective Date with a Maximum Credit Amount and Elected Revolving Commitment of $0, which amounts will increase as of the Earthstone Merger Effective Date to the amounts shown on Annex I to the Credit Agreement (as deemed amended hereby).

H. The parties hereto desire to enter into this Fifth Amendment to, among other things, (i) evidence the Lenders’ consent to the Earthstone Merger effective as of the Fifth Amendment Effective Date, (ii) amend the Credit Agreement as set forth Section 4 hereof effective as of the Fifth Amendment Effective Date, (iii) amend the Credit Agreement as set forth in Section 5 hereof, and (iv) evidence the increase of the Aggregate Elected Revolving Commitment Amounts by $500,000,000 as set forth in Section 6 hereof, in each case, as set forth herein and, in the case of the foregoing clause (iii) and clause (iv), to be effective as of the Earthstone Merger Effective Date.

I. The Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Fifth Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.

Section 2. Limited Consent and Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, the receipt and sufficiency of which are hereby acknowledged and confessed, and notwithstanding anything to the contrary set forth in Section 9.11 of the Credit Agreement, and subject to the satisfaction of the conditions precedent in Section 7 hereof, the Lenders party hereto hereby consent to the Earthstone Merger (the “Limited Consent”) so long as:

(a) the Earthstone Merger occurs in accordance with the Earthstone Merger Agreement on or prior to the Earthstone Merger Outside Date; and

(b) after giving effect to this Fifth Amendment, immediately after giving effect to the Earthstone Merger, no Default or Event of Default has occurred and is continuing.

Section 3. Limitations on Limited Consent. The Limited Consent granted pursuant to this Fifth Amendment is limited solely to the Earthstone Merger. Nothing contained herein shall constitute or be deemed to constitute a consent to, extension of, or waiver of, any other action or inaction of the Borrower or any of the other Credit Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document, nor shall this Fifth Amendment constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders shall have no obligation to grant any future extensions, waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document, and the parties hereto agree that this Fifth Amendment shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Loan Documents.

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Section 4. Amendments (Fifth Amendment Effective Date). In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 4.

4.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Fifth Amendment” means that certain Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of the Fifth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means September 1, 2023.

“Fifth Amendment Lead Left Arranger” means Wells Fargo Securities, LLC.

“Qualifying Acquired Letter of Credit” means, in connection with any permitted acquisition of or Investment in, a Person that becomes a Subsidiary as a result of such transaction or is merged into or consolidated with the Borrower or a Subsidiary pursuant to such transaction, any outstanding letter of credit issued for the account of such Person under any credit facility in existence prior to the closing date of such permitted acquisition or Investment (such date, the “Acquisition Closing Date”) meeting the following requirements:

(a) such letter of credit is identified as a “Qualifying Acquired Letter of Credit” in a written notice to the Administrative Agent delivered prior to the Acquisition Closing Date;

(b) the issuer of such letter of credit is a Lender and an Issuing Bank (or, concurrently with the closing of such permitted acquisition or Investment, becomes a Lender and an Issuing Bank pursuant to the terms of this Agreement);

(c) after deeming such letter of credit to be a Letter of Credit issued under this Agreement, (i) the aggregate amount of all Letters of Credit shall not exceed the LC Commitment and (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Issuance Limit of such applicable Issuing Bank (unless such Issuing Bank shall so agree in its sole discretion); and

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(d) on the date that such letter of credit is to be deemed issued under this Agreement, each of the conditions under Section 6.02 shall be satisfied (or waived in accordance with Section 12.02).

4.2 Amended and Restated Definitions. The following definitions contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citibank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc. and Truist Securities, Inc., in each case, in their respective capacities as joint lead arrangers and joint bookrunners hereunder, and, with respect to the Fifth Amendment, (a) the Fifth Amendment Lead Left Arranger and JPMorgan Chase Bank, N.A. in their respective capacities as joint lead arrangers and joint bookrunners and (b) Citibank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc., Truist Securities, Inc., U.S. Bank National Association and Capital One, National Association, in their respective capacities as joint lead arrangers.

“Co-Documentation Agents” means, collectively, U.S. Bank National Association, Capital One, National Association, Comerica Bank and Regions Bank, and with respect to the Fifth Amendment, collectively Fifth Third Bank, National Association, Comerica Bank, Regions Bank, Royal Bank of Canada and Canadian Imperial Bank of Commerce, New York Branch.

“Co-Syndication Agents” means, collectively, Citibank, N.A., Fifth Third Bank, Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc. and Truist Bank, and, with respect to the Fifth Amendment, Citibank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc., Truist Securities, Inc., U.S. Bank National Association and Capital One, National Association.

“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to this Agreement and any Existing Letters of Credit or Qualifying Acquired Letters of Credit.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, any Intercreditor Agreement, each Fee Letter and the Security Instruments, in each case, as the same may be amended, modified, supplemented or restated from time to time.

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4.3 Amendment to Section 11.12 of the Credit Agreement. Section 11.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 11.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (A) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (B) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Credit Party, that none of the Administrative Agent, nor the

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Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 5. Amendments (Earthstone Merger Effective Date). In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 7 and Section 8 hereof, the Credit Agreement shall be amended effective as of the Earthstone Merger Effective Date in the manner provided in this Section 5.

5.1 Amendment to Section 2.08. A new Section 2.08(n) of the Credit Agreement is hereby added to read in full as follows:

(n) Qualifying Acquired Letters of Credit. On each Acquisition Closing Date, each applicable Qualifying Acquired Letter of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement by the applicable Issuing Bank, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each of the Lenders, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation (on the terms specified in this Section 2.08) in such Qualifying Acquired Letter of Credit equal to such Lender’s Revolving Commitment Percentage thereof. Each Lender acknowledges and agrees that its obligation to acquire participations in Qualifying Acquired Letters of Credit pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Maximum Credit Amounts, and that each payment by a Lender in respect of such participations shall be made without any offset, abatement, withholding or reduction whatsoever.

5.2 Replacement of Annex I to Credit Agreement. Annex I to the Credit Agreement shall be deemed to be amended (a) to the extent such Lender is not already listed as a Lender on Annex I to the Credit Agreement, to add each Lender listed in the table attached as Annex I hereto that has an Earthstone Merger Commitment (each, an “Earthstone Increasing Lender”), (b) with respect to each Earthstone Increasing Lender, to add the amount shown in the table attached as Annex I hereto as such Earthstone Increasing Lender’s Earthstone Merger Commitment to the amount of such Earthstone Increasing Lender’s Elected Revolving Commitment, if any, immediately prior to the Earthstone Merger Effective Date, (c) to update each Lender’s Revolving Commitment Percentage to equal the percentage of the Aggregate Elected Revolving Commitment Amount represented by such Lender’s Elected Revolving Commitment (after giving effect to the foregoing clause (b)), and (d) to update each Lender’s Maximum Credit Amount based on the updated Revolving Commitment Percentages (after giving effect to the foregoing clause (c)). Upon the effectiveness of this Section 5.2, the Administrative Agent shall post such amended Annex I to the Lenders and such posted Annex I shall be deemed to be attached as Annex I to the Credit Agreement absent manifest error.

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Immediately after giving effect to this Fifth Amendment and any Borrowings made on the Earthstone Merger Effective Date, (a) each Revolving Lender (including the New Lenders) who holds Revolving Loans in an aggregate amount less than its Revolving Commitment Percentage of all Revolving Loans shall advance new Revolving Loans which shall be disbursed to the Administrative Agent and used to repay Revolving Loans outstanding to each Revolving Lender who holds Revolving Loans in an aggregate amount greater than its Revolving Commitment Percentage of all Revolving Loans, (b) each Revolving Lender’s (including the New Lenders’) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Revolving Commitment Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Revolving Lender (including the New Lenders) equals its Revolving Commitment Percentage of the aggregate Revolving Credit Exposure of all Revolving Lenders and (d) to the extent requested by any Revolving Lender, the Borrower shall be required to make any break funding payments owing to such Revolving Lender that are required under Section 5.02 of the Credit Agreement as a result of the reallocation of Revolving Loans and adjustments described in this Section 5.2.

Section 6. Aggregate Elected Revolving Commitment Amounts. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 7 and Section 8 hereof, each Earthstone Increasing Lender and the Borrower agree that, effective as of the Earthstone Merger Effective Date, the Aggregate Elected Revolving Commitment Amounts in effect immediately prior to the Earthstone Merger Effective Date shall be increased by $500,000,000.

Section 7. Conditions Precedent (Fifth Amendment). The effectiveness of this Fifth Amendment (including the Limited Consent set forth in Section 2 and Section 4 hereof, but other than Section 5 and Section 6 hereof) is subject to the following:

7.1 Counterparts. The Administrative Agent shall have received counterparts of this Fifth Amendment from (a) each of the Credit Parties, (b) Lenders constituting the Majority Lenders, (c) each New Lender and (d) each Earthstone Increasing Lender. Notwithstanding the foregoing, the limited consent contained in Section 2 hereof shall only require counterparts from (x) each of the Credit Parties and (y) the Majority Lenders to be effective.

7.2 Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders).

Section 8. Conditions Precedent to Section 5 and Section 6. The amendments to the Credit Agreement set forth in Section 5 of this Fifth Amendment and the increase in the Aggregate Elected Revolving Commitment Amounts set forth in Section 6 of this Fifth Amendment shall become effective on the date (the “Earthstone Merger Effective Date”) on which the conditions set forth in Section 7 and the following conditions have been satisfied:

8.1 Legal Opinions. The Administrative Agent shall have received a signed legal opinion of (a) Latham & Watkins LLP, counsel to the Credit Parties (including the New Obligated Parties), and (b) local counsel in any jurisdictions reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

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8.2 Absence of Liens and Earthstone Credit Agreement Termination.

(a) The Administrative Agent shall have received evidence satisfactory to it (including mortgage releases and UCC-3 financing statement terminations, as applicable) that all Liens on the Equity Interests of the New Obligated Parties and the Properties of Earthstone OpCo and the New Obligated Parties have been released or terminated, subject only to the filing of applicable terminations and releases and Liens permitted under Section 9.03 of the Credit Agreement.

(b) The Administrative Agent shall have received a payoff letter and/or termination letter in form and substance reasonably satisfactory to the Administrative Agent evidencing that, contemporaneously with the effectiveness of Section 5 and Section 6 of this Fifth Amendment and the making of any Loans on the Earthstone Merger Effective Date, (a) all obligations outstanding under that certain Credit Agreement dated as of November 21, 2019 (as amended) among Earthstone OpCo, Wells Fargo Bank, National Association, as administrative agent and the other parties thereto have been repaid in full (other than contingent reimbursement obligations and indemnity obligations which, by their express terms, survive termination of the such Credit Agreement), (b) the commitments thereunder have been terminated, and (c) the liens securing the Debt under such agreement have been released and terminated.

8.3 Lien Searches (New Obligated Parties). The Administrative Agent shall have received appropriate UCC search results and county-level real property record search results reflecting no prior Liens encumbering the Properties of, or the Equity Interests in, Earthstone OpCo and the New Obligated Parties for Earthstone OpCo’s and each such New Obligated Party’s jurisdiction of organization or jurisdiction in which real property is located, as applicable, and any other jurisdiction requested by the Administrative Agent, other than those being assigned or released on or prior to the Earthstone Merger Effective Date or Liens permitted by Section 9.03 of the Credit Agreement.

8.4 Merger Closing Certificate. The Earthstone Merger shall have been consummated in accordance with the Earthstone Merger Agreement and the Administrative Agent shall have received a certificate of a Responsible Officer of the Credit Parties certifying: (a) that attached to such certificate are true, accurate and complete copies of the Earthstone Merger Agreement and all side letters and each other material agreement and assignment executed and delivered in connection with the Earthstone Merger (collectively, the “Earthstone Merger Documents”), (b) that substantially concurrently with any Borrowings on the Earthstone Merger Effective Date, the Borrower is consummating the Earthstone Merger substantially in accordance with the terms of the Earthstone Merger Documents (without any material waiver or amendment thereof not otherwise approved by the Administrative Agent, with such approval not to be unreasonably withheld, conditioned or delayed) and the Credit Parties shall, directly or indirectly, own all of the Oil and Gas Properties of Earthstone OpCo and the New Obligated Parties and (c) that all governmental and third party consents and all equity holder and board of director (or comparable entity management body) authorizations of the Earthstone Merger that are conditions to the consummation of the Earthstone Merger have been obtained and are in full force and effect.

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8.5 Stock Certificates and Powers. All Equity Interests of the New Obligated Parties shall have been pledged pursuant to the Security Agreement, and the Administrative Agent shall have received all certificates representing the Equity Interests of the New Obligated Parties accompanied by any instruments of transfer and/or undated powers endorsed in blank.

8.6 Assumption Agreement. The Administrative Agent shall have received an Assumption Agreement (as defined in the Security Agreement) as required by Section 8.14 of the Credit Agreement, Section 4.11 of the Security Agreement and Section 26 of the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the New Obligated Parties.

8.7 Security Agreement Amendment. The Administrative Agent shall have received an Amendment (as defined in the Security Agreement) as required by Section 4.4 of the Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the applicable Credit Parties.

8.8 Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each New Obligated Party (including, for the avoidance of doubt, each New Obligated Party) setting forth (a) resolutions of its board of directors (or comparable governing body) with respect to the authorization of such New Obligated Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of such New Obligated Party who (i) are authorized to sign the Loan Documents to which such New Obligated Party is a party and (ii) will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, as amended hereby, and the other Loan Documents, and the transactions contemplated thereby, (c) specimen signatures of such authorized officers, and (d) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any New Obligated Parties that are not corporations) of such New Obligated Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the New Obligated Parties to the contrary.

8.9 UCC Financing Statements. The Administrative Agent shall have received UCC financing statements as the Administrative Agent may request with respect to each New Obligated Party to perfect the Liens granted pursuant to the Security Instruments that may be perfected by the filing of a financing statement.

8.10 Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each New Obligated Party.

8.11 Insurance Certificates. The Administrative Agent shall have received a certificate of insurance coverage of each New Obligated Party evidencing that the New Obligated Parties are carrying insurance in accordance with Section 7.12 of the Credit Agreement.

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8.12 KYC Requirements. The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act, to the extent that Administrative Agent and/or the Lender have requested such documentation or other information at least ten (10) days prior to the Earthstone Merger Effective Date.

8.13 Notes. The Administrative Agent shall have received duly executed Notes payable to each Lender (including each New Lender) requesting a Note (to the extent requested at least two (2) Business Days prior to the Earthstone Merger Effective Date) in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

8.14 Schedule 7.14. The Administrative Agent shall have received an amended and restated Schedule 7.14 to the Credit Agreement reflecting all Subsidiaries of the Borrower after giving effect to the Earthstone Merger.

8.15 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

8.16 Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Earthstone Merger Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders (including the New Lenders)).

Section 9. New Lender. Effective as of the Fifth Amendment Effective Date, each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Fifth Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Fifth Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder. Subject to Section 10.3 hereof, from the Fifth Amendment Effective Date until the Earthstone Merger Effective Date, each New Lender’s Revolving Commitment, Elected Revolving Commitment and Maximum Credit Amount shall be $0.

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Section 10. Post-Closing.

10.1 Within thirty (30) calendar days after the Earthstone Merger Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion), the Administrative Agent shall (a) have received title information, as the Administrative Agent may reasonably require, setting forth the status of title to at least eighty-five percent (85%) of the total value of the Proved Oil and Gas Properties evaluated in the then most recently delivered Reserve Report, including any Engineering Reports relating to the Oil and Gas Properties of Earthstone OpCo and its subsidiaries (collectively, the “Specified Reserve Report”) and (b) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Liens permitted under Section 9.03 of the Credit Agreement) on, among other things, at least eighty-five percent (85%) of the total value of the Proved Oil and Gas Properties evaluated in the Specified Reserve Report.

10.2 Within ninety (90) calendar days after the Earthstone Merger Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion), with respect to each Deposit Account, Commodity Account and Securities Account (in each case, as defined in the Security Agreement) of the New Obligated Parties in existence on the Earthstone Merger Effective Date, the Administrative Agent shall have received from the New Obligated Parties duly executed Control Agreements (as defined in the Security Agreement) in accordance with and to the extent required by the Security Agreement.

10.3 Termination. If for any reason the “Closing” as defined in the Earthstone Merger Agreement does not occur on or prior to the Earthstone Merger Outside Date (the “Termination Time”), then this Fifth Amendment shall be deemed to have terminated effective as of the Termination Time, each New Lender shall automatically cease to be a Lender for all purposes, and this Fifth Amendment shall become void and of no further force or effect without any further action by or liability to any party hereto or its respective Indemnitees, and following such termination, the Credit Agreement and the Loan Documents shall continue in full force and effect without giving any effect to this Fifth Amendment.

Section 11. Miscellaneous.

11.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment, and this Fifth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for in Section 2 herein. From and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 4, 5, 6, and 9, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 4, 5, 6, and 9.

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11.2 Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fifth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to this Fifth Amendment except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Fifth Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fifth Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Fifth Amendment, no Borrowing Base Deficiency, Default or Event of Default exists.

11.3 Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic (e.g., .pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

11.4 No Oral Agreement. This written Fifth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.

11.5 Governing Law. This Fifth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

11.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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11.7 Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow.]

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The parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

BORROWER:	PERMIAN RESOURCES OPERATING, LLC,
a Delaware limited liability company

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

GUARANTORS:	ATLANTIC EXPLORATION, LLC
CENTENNIAL RESOURCE MANAGEMENT, LLC
CL ENERGY, LLC
COLGATE II CORP, LLC
COLGATE ENERGY, LLC
COLGATE ENERGY DEVELOPMENT, LLC
COLGATE MINERALS, LLC
COLGATE OPERATING, LLC
COLGATE PRODUCTION, LLC
COLGATE RANCH, LLC
COLGATE ROYALTIES, LP
HERMOSA RANCH LLC
TREE SHAKER MINERALS, LLC
TUSKER MIDSTREAM, LLC
READ & STEVENS, INC.

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CITIBANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Kevin A. James
Name:	Kevin A. James
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Brittany Lehr
Name:	Brittany Lehr
Title:	Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

TRUIST BANK,
as a Lender and Issuing Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

WELLS FARGO BANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Taylor Morgan
Name:	Taylor Morgan
Title:	Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Cameron Breitenbach
Name:	Cameron Breitenbach
Title:	Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

COMERICA BANK,
as a Lender

By:	/s/ Garrett Merrell
Name:	Garrett Merrell
Title:	Senior Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

REGIONS BANK,
as a Lender

By:	/s/ Cody Chance
Name:	Cody Chance
Title:	Managing Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bruce Hernandez
Name:	Bruce Hernandez
Title:	Senior Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

ROYAL BANK OF CANADA,
as a New Lender

By:	/s/ Kristen Spivey
Name:	Kristen Spivey
Title:	Authorized Signatory

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BARCLAYS BANK PLC,
as a New Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BOKF, NA, dba BANK OF TEXAS,
as a New Lender

By:	/s/ Drew Krittenbrink
Name:	Drew Krittenbrink
Title:	Vice President

Signature Page to Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

Annex I

Earthstone Increasing Lenders

Name of Lender	Earthstone Merger Commitment
Wells Fargo Bank, N.A.	$12,500,000.00
JPMorgan Chase Bank, N.A.	$12,500,000.00
Citibank, N.A.	$11,000,000.00
Mizuho Bank, Ltd.	$11,000,000.00
PNC Bank, National Association	$11,000,000.00
Bank of America, N.A.	$11,000,000.00
Truist Bank	$11,000,000.00
U.S. Bank National Association	$51,000,000.00
Capital One, National Association	$51,000,000.00
Comerica Bank	$12,000,000.00
Regions Bank	$12,000,000.00
Royal Bank of Canada	$105,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$50,000,000.00
Barclays Bank PLC	$89,000,000.00
BOKF, NA dba Bank of Texas	$50,000,000.00
Total	$500,000,000.00

Annex A

New Obligated Parties

Earthstone Operating, LLC

Sabine River Energy, LLC

Earthstone Permian LLC

Independence Resources Technologies, LLC